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                                                                    Exhibit 23.7



Financial Advisor's Consent

We hereby consent to the inclusion in this registration statement on Form S-4 of Corel Corporation of our name and summary of and references therein to our fairness opinion rendered to the board of directors of SoftQuad on August 6, 2001 and to the inclusion of our opinion letter attached as Annex C to the prospectus/proxy statement included therein.

Broadview International LLC

Foster City, California
November 16, 2001